CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-220338, 333- 225267, 333-229284, 333-230927, 333-234388, 333-251896, 333-263964, 333-271702, 333-280712 and 333-288654) of our report dated October 27, 2025, relating to the consolidated financial statements of Rise Gold Corp. which appears in this Form 10-K.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

October 27, 2025